UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2016 (February 2, 2016) ____________________________
Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)
(Registrant's Telephone Number, Including Area Code): (215) 238-3000
N/A (Former name or former address, if changed since last report.)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Aramark (the “Company”) held its 2016 Annual Meeting of Shareholders on February 2, 2016 in Philadelphia, Pennsylvania. A quorum was present at the meeting. Set forth below are the final voting results with respect to each matter voted upon by the shareholders:

1.
Election of each of the following 12 directors to the Company’s Board of Directors to serve until the Company’s 2017 Annual Meeting or until his or her respective successor has been duly elected and qualified:

Nominees for Director	For	Withheld	Broker Non-Votes
Eric J. Foss	210,433,134	2,422,352	4,325,671
Todd M. Abbrecht	201,828,601	11,026,885	4,325,671
Lawrence T. Babbio, Jr.	202,742,094	10,113,392	4,325,671
Pierre-Olivier Beckers-Vieujant	212,174,729	680,757	4,325,671
Lisa G. Bisaccia	212,325,310	530,176	4,325,671
Leonard S. Coleman, Jr.	211,136,537	1,718,949	4,325,671
Richard Dreiling	212,273,780	581,706	4,325,671
Irene M. Esteves	212,325,160	530,326	4,325,671
Daniel J. Heinrich	212,323,629	531,857	4,325,671
Sanjeev Mehra	201,494,055	11,361,431	4,325,671
John A. Quelch	212,318,406	537,080	4,325,671
Stephen Sadove	209,483,894	3,371,592	4,325,671

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 30, 2016:

For	Against	Abstentions	Broker Non-Votes
217,002,549	148,917	29,691	0

3.	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement dated December 24, 2015:

For	Against	Abstentions	Broker Non-Votes
174,710,997	37,468,030	676,459	4,325,671

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Aramark
By: /s/ Stephen P. Bramlage
Name:    Stephen P. Bramlage, Jr.

Title:	Executive Vice President and Chief Financial Officer

February 4, 2016